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                      FORM OF AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of             , among Watson
Wyatt & Company ("WW&CO."), Watson Wyatt & Company Holdings ("WW HOLDINGS") and WW Merger Subsidiary, Inc. ("MERGER SUB"), each a Delaware corporation.

                                    RECITALS

    WW&Co. is a corporation duly organized and existing under the laws of the State of Delaware.

    WW Holdings is a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of WW&Co.

    Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of WW Holdings.

    The respective boards of directors of WW&Co., WW Holdings and Merger Sub have determined that it is advisable and in the best interests of each corporation that Merger Sub merge with and into WW&Co. (the "MERGER") on the terms, and subject to the conditions, of this Agreement and the Delaware General Corporation Law ("DGCL"). As a result of the Merger and related transactions, WW&Co. will become a wholly-owned subsidiary of WW Holdings, and the separate existence of Merger Sub will cease.

    The respective boards of directors of WW&Co., WW Holdings and Merger Sub have been duly advised of the terms and conditions of the Merger and, by resolutions duly adopted, have authorized, approved and adopted this Agreement. The stockholders of WW&Co. will approve and adopt this Agreement at a special
meeting of stockholders on             , 2000. The sole stockholder of each of
WW Holdings and Merger Sub will approve and adopt this Agreement by written consent without a meeting.

    The parties intend by this Agreement to effect a "reorganization" under
Section 361 of the Internal Revenue Code of 1986, as amended.

    NOW, THEREFORE, on the terms, and subject to the conditions, of this Agreement, WW&Co., WW Holdings and Merger Sub agree as follows.

                                   ARTICLE 1
                        THE MERGER; RELATED TRANSACTIONS

    1.1 EFFECTIVE DATE. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 2, the Merger will be consummated by WW Holdings' filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with
Section 251 of the DGCL. The Merger will become effective when the Certificate of Merger is filed or such later time as is set forth in the Certificate of Merger. The date and time when the Merger becomes effective is called the "EFFECTIVE DATE."

    1.2  MERGER.
    (a) On the Effective Date:

       (i) Merger Sub will merge with and into WW&Co., and WW&Co. will be the surviving corporation in the Merger (the "SURVIVING CORPORATION");

       (ii) the separate existence of Merger Sub will cease, and the Surviving Corporation will succeed, without other transfer, to all of the rights and property of Merger Sub, and will

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           be subject to all of the debts and liabilities of Merger Sub, as provided for in Section 259 of the DGCL.

    (b) On and after the Effective Date, the Surviving Corporation will carry on its business with the assets of Merger Sub, as well as with the assets of the Surviving Corporation.

    1.3 EFFECT ON WW&CO. AND MERGER SUB CAPITAL STOCK. At the Effective Date, by virtue of the Merger and without any action on the part of the holders of capital stock of WW&Co.:

    (a) each share of common stock, par value $1.00 per share, of WW&Co. issued and outstanding immediately before the Effective Date will convert into the right to receive:

       (i) ( ) share of validly issued, fully paid and non-assessable class B-1 common stock, par value $.01 per share, of WW Holdings; and

       (ii) ( ) share of validly issued, fully paid and non-assessable class B-2 common stock, par value $.01 per share, of WW Holdings;

    (b) all such converted shares of WW&Co. common stock will no longer be outstanding and automatically will be canceled and retired and will cease to exist. Each holder of a certificate representing any such converted shares of WW&Co. common stock, or each person listed on the stock transfer books of WW&Co. as owning any such shares of WW&Co. common stock, will cease to have any rights with respect to such converted shares, except the right to receive the shares of class B-1 common stock and class B-2 common stock of WW Holdings to be issued in consideration for such shares; and

    (c) each share of Merger Sub common stock outstanding immediately before the Effective Date will convert into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

    1.4 FRACTIONAL SHARES. No holder of Watson Wyatt & Company common stock on the Effective Date will receive fractional shares. Instead, any such holder will receive cash equal to the fair value of such fractional shares or WW&Co. will arrange for the disposition of such fractional interests.

    1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of WW&Co. in effect at the Effective Date will be the certificate of incorporation of the Surviving Corporation until changed or amended as provided therein or by applicable law.

    1.5 COVENANT TO CONTRIBUTE CAPITAL. On the Effective Date, WW&Co. will contribute to the capital of WW Holdings each issued and outstanding share of common stock of WW Holdings that is owned by WW&Co. immediately prior to the Effective Date.

                                   ARTICLE 2
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    2.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Date, of the following conditions:

    (a) the registration statement filed on Form S-4 with respect to the issuance of shares of class B common stock of WW Holdings has been declared effective by the Securities and Exchange Commission (the "COMMISSION");

    (b) more than 50% of the outstanding shares of common stock of WW&Co. entitled to vote have voted to adopt this Agreement;

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    (c) more than 80% of outstanding shares of common stock of WW&Co. actually voting for or against the proposal, have voted to adopt this Agreement, if more than the votes required under clause (b) above;

    (d) the registration statement filed on Form S-3 with respect to the issuance of shares of class A common stock of WW Holdings has been declared effective by the Commissioner;

    (e) no statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the Merger; and

    (f) all approvals and consents necessary or desirable, if any, in connection with consummation of the Merger have been obtained.

                                   ARTICLE 3
                                 MISCELLANEOUS

    3.1 AMENDMENT; WAIVER. At any time before the Effective Date, WW&Co. and Merger Sub may, to the extent permitted by the DGCL, by written agreement amend, modify or supplement any provision of this Agreement.

    3.2 ABANDONMENT. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the board of directors of WW&Co.

    3.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties.

    3.4 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

    3.5 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the date set forth above.

                                                       WATSON WYATT & COMPANY

                                                       By:
                                                            ----------------------------------------
                                                            Name:
                                                            Title:

                                                       WATSON WYATT & COMPANY HOLDINGS

                                                       By:
                                                            ----------------------------------------
                                                            Name:
                                                            Title:

                                                       WW MERGER SUBSIDIARY, INC.

                                                       By:
                                                            ----------------------------------------
                                                            Name:
                                                            Title:

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